UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2006

MB FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-24566-01	36-4460265
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

800 West Madison Street, Chicago, Illinois 60607
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 422-6562

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The following information is filed pursuant to Items 1.01, 2.01 and 5.02 of Form 8-K:

    On August 25, 2006, the merger (the “Merger”) of First Oak Brook Bancshares, Inc. (“First Oak Brook”) with and into MBFI Acquisition Corp. (“Acquisition Corp”), a wholly owned subsidiary of MB Financial, Inc. (“MB Financial”), was completed. In accordance with the Agreement and Plan of Merger, dated as of May 1, 2006 (the “Merger Agreement”), by and among MB Financial, Acquisition Corp. and First Oak Brook, MB Financial will issue approximately 8.4 million shares of its common stock and pay approximately $74.1 million in cash to First Oak Brook stockholders in the transaction. MB Financial also will issue approximately 14,354 shares of its common stock to the holders of 55,972 First Oak Brook stock options who elected to have their options canceled as of the Merger effective time. The remaining 243,150 First Oak Brook stock options, along with 45,002 First Oak Brook director stock units and 33,787 First Oak Brook restricted stock units, have been assumed by MB Financial and converted into approximately 251,320 MB Financial stock options, with a weighted average exercise price of $23.30 per share, 46,514 MB Financial director stock units and 34,923 MB Financial restricted stock units.

Pursuant to the Merger Agreement, the stockholders of First Oak Brook were entitled to elect to receive, for each share of First Oak Brook common stock that they owned immediately prior to the Merger, either cash (the “cash consideration”), shares of MB Financial common stock, with cash paid in lieu of any fractional share (the “stock consideration”), or a combination of both, in any case having a per share value equal to the sum of (1) .8304 multiplied by the average of the closing prices of MB Financial common stock during the five trading days ending on the second trading day before the completion date of the Merger and (2) $7.36. Based on the $36.214 average MB Financial closing price for the five trading days ended August 23, 2006, the value that First Oak Brook stockholders will receive is $37.43 per First Oak Brook share, regardless of whether paid in cash consideration or stock consideration.

As a result of the cash consideration being oversubscribed for by First Oak Brook stockholders: (i) those First Oak Brook stockholders who made valid elections to receive the stock consideration, and those First Oak Brook stockholders who did not make valid elections, will receive 1.0336 shares of MB Financial common stock for each share of First Oak Brook common stock, plus cash in lieu of any fractional MB Financial share in an amount equal to $36.214 multiplied by the fractional share amount; and (ii) those First Oak Brook stockholders who made valid elections for the cash consideration will receive the cash consideration ($37.43 per share) for 78.48% of their cash election shares and the stock consideration (1.0336 shares of MB Financial common stock for each First Oak Brook share plus cash in lieu of a fractional share) for the remaining 21.52% of their cash election shares.

The press release issued by MB Financial announcing the completion of the Merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On August 25, 2005, MB Financial entered into a five-year employment agreement with Richard M. Rieser, Jr., President and Chief Executive Officer of First Oak Brook prior to the Merger, pursuant to which he will serve as Vice Chairman, Executive Vice President and Chief Marketing and Legal Strategist of MB Financial. At that time, MB Financial also entered into a tax gross up agreement with Mr. Rieser that is similar in form to the tax gross up agreements between MB Financial and other of its executive officers. The tax gross up agreement provides that if Mr. Rieser becomes entitled to receive payments or benefits, whether under his employment agreement or otherwise, either (1)as a result of the “involuntary termination” of his employment (defined generally in his employment agreement as termination by MB Financial, other than for cause or death or specified misconduct on his part under the federal banking laws, or by Mr. Rieser following a material reduction of or interference with his duties, responsibilities or benefits without his consent) within two years after the Merger or (2) in connection with a change in control of MB Financial, unless his employment is terminated for cause or voluntarily terminated (other than a resignation by Mr. Rieser constituting an “involuntary termination” as described above) before age 65, in either case during the term of his employment agreement and prior to or within one year after the change in control, then to the extent such payments or benefits constitute “excess parachute payments” under Section 280G of the Internal Revenue Code, he generally will be paid an additional amount that will offset on an after tax basis, the effect of any excise tax consequently imposed upon him under Section 4999 of the Internal Revenue Code. Mr. Rieser’s employment agreement also modifies his Supplemental Pension Benefit Agreement with First Oak Brook, which was assumed by MB Financial in the Merger, and provides for the express assumption by MB Financial of his Agreement Regarding Post-Employment Restrictive Covenants with First Oak Brook. The terms of Mr. Rieser’s employment agreement, as well as the amendment to his Supplemental Pension Benefit Agreement and his Agreement Regarding Post-Employment Restrictive Covenants, are described in detail in the joint proxy statement-prospectus of MB Financial and First Oak Brook, filed by MB Financial with the Securities and Exchange Commission on June 27, 2006 pursuant to Rule 424(b) under the Securities Act of 1933, under “The Merger—Interests of First Oak Brook Executive Officers and Directors in the Merger—Employment Agreement of Richard M. Rieser, Jr.” and “—Supplemental Pension Benefit Agreement with Mr. Rieser.” Such descriptions of Mr. Rieser’s employment agreement, as well as the amendment to his Supplemental Pension Benefit Agreement and his Agreement Regarding Post-Employment Restrictive Covenants, are incorporated herein by reference.

On August 25, 2006, effective upon completion of the Merger, Rosemarie Bouman, Executive Vice President, Chief Operating Officer and Chief Financial Officer of First Oak Brook prior to the merger, was appointed as Executive Vice President and Head of Administration of MB Financial Bank, N.A., a wholly owned subsidiary of MB Financial. MB Financial has assumed Ms. Bouman’s Transitional Employment Agreement with First Oak Brook, the terms of which, as amended effective August 25, 2006, are described in detail in the joint proxy statement-prospectus of MB Financial and First Oak Brook under “The Merger—Interests of First Oak Brook Executive Officers and Directors in the Merger—Transitional Employment Agreements.” Such description, as it pertains to Ms. Bouman’s agreement and the amendment thereto effective August 25, 2006, is incorporated herein by reference.

On August 25, 2006, effective upon completion of the Merger, Susan Peterson, Executive Vice President - Retail Banking of Oak Brook Bank, a wholly owned subsidiary of First Oak Brook prior to the Merger, was appointed as Chief Retail Banking Officer of MB Financial Bank, N.A. MB Financial has assumed Ms. Peterson’s Transitional Employment Agreement with First Oak Brook, which provides that if, within one year after the Merger, Ms. Peterson’s employment is terminated by MB Financial (other than for cause or due to death or disability) or Ms. Peterson resigns following a material diminution in her duties or a required relocation of more than 35 miles, then, as severance benefits, she will be entitled to salary and health benefits continuation for one year after the termination date, subject to reduction to the extent necessary to avoid any payments being considered “excess parachute payments” under Section 280G of the Internal Revenue Code.

Pursuant to the Merger Agreement, effective upon completion of the Merger on August 25, 2006, Mr. Rieser and Charles Gries, a director of First Oak Brook prior to the Merger, were appointed as directors of MB Financial, each to serve in the class of directors whose terms will expire at MB Financial’s annual meeting of stockholders to be held in 2007. The committees of the MB Financial board of directors to which Messrs. Rieser and Gries will be appointed have not yet been detemined.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

The consolidated financial statements of First Oak Brook required by this Item will be filed in an amendment to this report no later than November 10, 2006.

(b)	Pro Forma Financial Information

The pro forma financial information required by this Item will be filed in an amendment to this report no later than November 10, 2006.

(d)	Exhibits

2.1
Agreement and Plan of Merger, dated as of May 1, 2006, by and among MB Financial, Inc. (“MB Financial”), MBFI Acquisition Corp., a wholly owned subsidiary of MB Financial, and First Oak Brook Bancshares, Inc. (“First Oak Brook”) (incorporated herein by reference from Appendix A to the joint proxy statement-prospectus of MB Financial and First Oak Brook, filed by MB Financial with the Securities and Exchange Commission on June 27, 2006 pursuant to Rule 424(b) under the Securities Act of 1933, as amended)

99.1	Press Release of MB Financial, Inc. issued on August 25, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MB FINANCIAL, INC.
Date: August 31, 2006	By: /s/Jill E. York Jill E. York Vice President and Chief Financial Officer

            EXHIBIT INDEX

Exhibit No.     Description

2.1           Agreement and Plan of Merger, dated as of May 1, 2006, by and among MB Financial, Inc. (“MB Financial”), MBFI Acquisition Corp., a wholly owned subsidiary of MB Financial, and First Oak Brook Bancshares, Inc. (“First Oak Brook”) (incorporated herein by reference from Appendix A to the joint proxy statement-prospectus of MB Financial and First Oak Brook, filed by MB Financial with the Securities and Exchange Commission on June 27, 2006 pursuant to Rule 424(b) under the Securities Act of 1933, as amended)

99.1        Press Release issued by MB Financial, Inc. on August 25, 2006